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[LOGO] DELOITTE.                                           DELOITTE & TOUCHE LLP
                                                           200 Berkeley Street
                                                           Boston, MA 02116
                                                           USA

                                                           Tel: + 617 437 2000
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                                                           www.deloitte.com
JUNE 22, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 77 of Forum Fund's Form N-SAR dated June 29, 2009, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP

                                                        MEMBER OF
                                                        DELOITTE TOUCHE TOHMATSU